Exhibit 99.1

DRI Corporation Reports Record Net Sales in Preliminary Fourth Quarter and Fiscal Year 2007 Results

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that, according to preliminary results, it expects to report an increase in fourth quarter and fiscal year 2007 net sales of approximately 30.9 percent and 17.8 percent, respectively, as compared to sales for the same periods in 2006.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said, “Our fourth quarter and fiscal year 2007 year-over-year sales growth reflects our ability to capitalize on increasing demand in the intelligent transportation systems and security markets with a suite of highly differentiated products. In addition to anticipating a profitable outcome for fiscal year 2007, we expect to post further growth and profitability in fiscal year 2008 as we continue to expand our served markets, add products and features, and further increase our international presence.”

On or about March 14, 2008, the Company anticipates filing with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the period ended Dec. 31, 2007. That day at Noon (Eastern), management also plans to conduct a conference call to discuss the Company’s fourth quarter and fiscal year 2007 financial results, as well as the outlook for first quarter and fiscal year 2008.

INVESTOR EVENTS

  Investor Presentations, March 4, 2008, New York – Management plans to discuss the Company’s products, markets, technologies, and long-term growth initiatives with investment professionals.
  Wall Street Luncheon, March 13, 2008, Dallas, Texas – Friedland Investment Events LLC is hosting this event. For more information, visit www.friedlandevents.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing or amount of future revenues, expectations of profitability, expected business and revenue growth trends, future annualized revenue run rates, and anticipated increases in shareholder value, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that we may not have accurately forecasted the timing or amount of future revenues, that our expectations as to future business and revenue growth trends, future annualized run rates, and increases in shareholder value may not prove accurate over time, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
or
Sharon Merrill Associates, Inc.
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: dcalusdian@investorrelations.com